UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2015

ContraVir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55020	46-2783806
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

399 Thornall Street, First Floor

Edison, New Jersey  08837

(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 902-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2015,  ContraVir Pharmaceuticals, Inc. (the “Company”) appointed Arnold Lippa, Ph.D. as a director of the Company, effective immediately.  Mr. Lippa does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.  There is no understanding or arrangement between Mr. Lippa and any other person pursuant to which Mr. Lippa was selected as a director.  There are no transactions in which Mr. Lippa has an interest requiring disclosure under Item 404(a) of Regulation S-K.  In connection with his appointment, Mr. Lippa received an option to purchase 45,000 shares of the Company’s common stock exercisable at $2.16 per share, the closing price of the Company’s common stock on the Nasdaq Capital Market on November 27, 2015.  The options vest over three (3) years in 3 annual installments beginning on the one year anniversary of the date of issuance.

A copy of the press release announcing the appointment of Dr. Lippa is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1   ContraVir Pharmaceuticals, Inc. Press Release dated December 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2015

CONTRAVIR PHARMACEUTICALS, INC.

	By:	/s/ James Sapirstein
James Sapirstein
Chief Executive Officer